Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Beckman Coulter, Inc.
Corporate Communications
Anne M. Warde
(714) 773-7655
amwarde@beckman.com

Investor Relations
Jeanie D. Herbert
(714) 773-7620

BECKMAN COULTER ANNOUNCES MANAGEMENT CHANGE

FULLERTON, Calif. — August 6, 2003 — Beckman Coulter, Inc. (NYSE: BEC) today announced that Amin I. Khalifa, vice president, Finance and Chief Financial Officer (CFO), will leave the company, effective August 8, 2003, to pursue other opportunities. Beckman Coulter’s Vice President, Controller & Chief Accounting Officer, James T. Glover, will serve as interim CFO.

“In the four years that I have been with Beckman Coulter, the company has changed considerably, substantially reducing debt and improving operating margins.  I am proud of our accomplishments,” said Khalifa. “With the company in a strong financial position, it is an ideal time for me to explore other opportunities.”

Beckman Coulter, Inc. is a leading manufacturer of instrument systems, chemistries and supplies that simplify and automate laboratory processes.  At the forefront of medical discovery, in clinical research and through the often life-saving process of clinical diagnostics, Beckman Coulter’s 200,000 installed systems provide essential biomedical intelligence to enhance health care around the world.  The company, based in Fullerton, Calif., reported 2002 annual sales of $2.06 billion with 62 percent of this amount generated by recurring revenue from supplies, test kits and services.  For more information, visit www.beckmancoulter.com.

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